As filed with the Securities and Exchange Commission on June 6,  2014

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________________________________________________

FORM S-8

REGISTRATION STATEMENT
UNDER

THE SECURITIES ACT OF 1933

_________________________________________________________________________________

Endeavour International Corporation
(Exact Name of Registrant as Specified in its Charter) _________________________________________________________________________________
Nevada	88-0448389
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

811 Main Street, Suite 2100

Houston, Texas 77002

(713) 307-8700

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

_________________________________________________________________________________

Endeavour International Corporation 2014 Long-Term Incentive Plan

(Full title of the plan)

_________________________________________________________________________________

William L. Transier

811 Main Street, Suite 2100

Houston, Texas 77002

(713) 307-8700

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

_________________________________________________________________________________

Copy to:

T. Mark Kelly

Vinson & Elkins L.L.P.

First City Tower

1001 Fannin Street, Suite 2500

Houston, Texas 77002-6760

(713) 758-2222

_________________________________________________________________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer☐Accelerated filer ☑

Non-accelerated filer☐    (Do not check if a smaller reporting company)Smaller reporting company☐

_________________________________________________________________________________

CALCULATION OF REGISTRATION FEE

	(1)	(2)
Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(1)(2)	Amount of registration fee
Common Stock, $0.001 par value...........................................................................................................................................................	2,075,000 shares	$1.59	$3,299,250	$425

(1)Pursuant to Rule 416 under the Securities Act of 1933, as amended, there are also being registered such additional shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the 2014 Long-Term Incentive Plan.

(2)Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933. The price for 2,075,000 shares being registered hereby is based on a price of $1.48, which is the average of the high and low prices of our common stock as reported by the NYSE on June 5, 2014.

EXPLANATORY NOTE

Endeavour International Corporation, a Nevada corporation (the “Registrant” or “Company”) is filing this registration statement on Form S-8 (this “Registration Statement”) pursuant to General Instruction E of Form S-8 to register the offer and sale of additional common stock that may be issued under the Company’s 2014 Long-Term Incentive Plan (the “2014 Plan”).  Prior to the adoption of the 2014 Plan, the Company had three long-term incentive plans: (i) the Company’s 2010 Stock Incentive Plan, as amended (the “2010 Plan”), (ii) the Company’s 2007 Incentive Plan, as amended (the “2007 Plan”), and (iii) the Company’s 2004 Incentive Plan, as amended (the “2004 Plan,” and together with the 2010 Plan, 2007 Plan and 2004 Plan, the “Prior Plans”). On May 22, 2014, the Company’s stockholders approved the 2014 Plan, which (i) consolidated all of the Prior Plans into a single plan through a consolidated amendment and restatement of the Prior Plans and (ii) authorized an incremental 2,075,000 shares of common stock that may be utilized for equity based grants under the 2014 Plan, in addition to any shares of common stock that are currently available (or in the future become available) for equity based grants under the Prior Plans.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Endeavour International Corporation will send or give to all participants in the 2014 Plan the document(s) containing information required by Part I of Form S-8, as specified in Rule 428(b)(1) promulgated by the SEC under the Securities Act of 1933, as amended (the “Securities Act”). The Registrant has not filed such document(s) with the Securities and Exchange Commission (the “SEC”), but such documents (along with the documents incorporated by reference into this Form S-8 Registration Statement (the “Registration Statement”) pursuant to Item 3 of Part II hereof) shall constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference

The following documents, which have been previously filed by us with the SEC under the Exchange Act, are incorporated herein by reference:

our Annual Report on Form 10-K for the year ended December 31, 2013 filed on March 17, 2014, as modified by our Annual Report on Form 10-K/A filed on March 21, 2014;

our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2014, filed with the SEC on May 9, 2014;

our Current Reports on Form 8-K and Form 8-K/A filed on January 6, 2014, January 30, 2014, February 5, 2014, March 5, 2014, March 6, 2014, March 13, 2014, March 19, 2014, March 26, 2014, April 23, 2014, May 7, 2014, May 14, 2014, May 21, 2014 and May 29, 2014; and

the description of our common stock contained in our registration statement on Form 8-A, filed on March 14, 2011, including any other amendments or reports filed for the purpose of updating such description.

All documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.02) of any such Current Report on Form 8-K) subsequent to the filing date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of each such document.

Item 6. Indemnification of Directors and Officers

Our Articles of Incorporation provide that no officer or director of Endeavour will be personally liable to Endeavour or its stockholders for damages for breach of fiduciary duty as a director or officer, other than (1) for acts or omissions that involve intentional misconduct, fraud or knowing violations of law or (2) the unlawful payment of a distribution. In addition, our Articles of Incorporation and bylaws provide that Endeavour will indemnify its officers and directors and advance related costs and expenses incurred by our officers and directors to the fullest extent permitted by Nevada law. In addition, Endeavour may also enter into agreements with any officer or director and may obtain insurance indemnifying officers and directors against certain liabilities incurred by them.

Nevada Revised Statutes Section 78.138 provides that a director or officer will not be individually liable unless it is proven that (i) the director’s or officer’s acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud or a knowing violation of the law.

Under Section 78.7502(1) of the Nevada Revised Statutes, a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if such person: (i) is not liable for a breach of fiduciary duties that involved intentional misconduct, fraud or a knowing violation of law; or (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 78.7502(2) of the Nevada Revised Statutes further provides that a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including amounts paid in settlement and attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of the action or suit if such person: (i) is not liable for a breach of fiduciary duties that involved intentional misconduct, fraud or a knowing violation of law; or (ii) acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Nevada Revised Statutes Section 78.751 permits a Nevada corporation to indemnify its officers and directors against expenses incurred by them in defending a civil or criminal action, suit or proceeding as they are incurred and in advance of final disposition thereof, upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the corporation. Nevada Revised Statutes 78.751 further permits the corporation to grant its directors and officers additional rights of indemnification under its articles of incorporation or bylaws or otherwise. Nevada Revised Statutes 78.752 provides that a Nevada corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

Item 8. Exhibits

Unless otherwise indicated below as being incorporated by reference to another filing of ours with the SEC, each of the following exhibits is filed herewith:

Exhibit Number	Description
4.1(a)	Amended and Restated Articles of Incorporation (Incorporated by reference to Exhibit 3.2 of our Quarterly Report on Form 10-Q (Commission File No. 001-32212) for the quarter ended June 30, 2004).
4.1(b)	Certificate of Amendment dated June 1, 2006 (Incorporated by reference to Exhibit 4.2 of our Registration Statement on Form S-3 (Commission File No. 333-139304) filed on December 13, 2006).
4.1(c)	Certificate of Amendment dated June 1, 2010 (Incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K (Commission File No. 001-32212) filed on June 3, 2010).

4.1(d)

Amendment to Articles of Incorporation, dated November 17, 2010 (Incorporated by reference to Exhibit 3.1(d) of our Annual Report on Form 10-K (Commission File No. 001-32212) for the year ended December 31, 2010).

4.1(e)

Amendment to Amended and Restated Articles of Incorporation, dated May 24, 2012 (Incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K (Commission File No. 001-32212) filed on May 29, 2012).

4.2(a)	Amended and Restated Bylaws (Incorporated by reference to Exhibit 3.2 to our Annual Report on Form 10-K (Commission File No. 001-32212) for the year ended December 31, 2012).
4.2(b)	Amendment to the Amended and Restated Bylaws effective May 22, 2013 (Incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K (Commission File No. 001-32212) filed on May 23, 2013).
4.3

Endeavour International Corporation 2014 Long-Term Incentive Plan (Incorporated by reference to Appendix B to the Company’s definitive proxy statement on Schedule 14A (Commission File No. 001-32212) filed on April 17, 2014).

5.1*	Opinion of Woodburn and Wedge.
23.1*	Consent of Independent Registered Public Accounting Firm KPMG LLP.
23.2*	Consent of Independent Registered Public Accounting Firm KPMG LLP.
23.3*	Consent of Independent Registered Public Accounting Firm KPMG LLP.
23.4*	Consent of Independent Registered Public Accounting Firm – Ernst & Young LLP.
23.5*	Consent of Independent Registered Public Accounting Firm – Ernst & Young LLP.
23.6*	Consent of Independent Registered Public Accounting Firm – Ernst & Young LLP.
23.7*	Consent of Netherland, Sewell & Associates, Inc.
23.8*	Consent of Woodburn and Wedge (contained in Exhibit 5.1).
24.1*	Powers of Attorney (included on the signature pages to this registration statement).

_______________________

*Filed herewith.

Item 9. Undertakings

The undersigned registrant hereby undertakes:

(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(a)To include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c)To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (1)(a) and (1)(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in this Registration Statement.

(2)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5)Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on the 6th day of June, 2014.

Endeavour International Corporation

By:/s/ Catherine L. Stubbs

Name:Catherine L. Stubbs

Title:Senior Vice President and Chief Financial Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William L. Transier and Catherine L. Stubbs, and each of them severally his true and lawful attorney or attorneys-in-fact and agents, with full power to act with or without the others and with full power of substitution and resubstitution, to execute in his name, place and stead, in any and all capacities, any or all amendments (including pre-effective and post-effective amendments) to this Registration Statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform in the name of on behalf of the undersigned, in any and all capacities, each and every act and thing necessary or desirable to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying, approving and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities indicated on the 6th day of June, 2014.

Signature	Title

/s/ William L. Transier	Chairman, Chief Executive Officer and President
William L. Transier	(Principal Executive Officer)

/s/ Catherine L. Stubbs	Senior Vice President and Chief Financial Officer
Catherine L. Stubbs	(Principal Financial Officer)

/s/ John N. Seitz	Director
John N. Seitz

/s/ John B. Connally, III	Director
John B. Connally, III

/s/ Sheldon R. Erikson	Director
Sheldon R. Erikson

/s/ William D. Lancaster	Director
William D. Lancaster

/s/ James H. Browning	Director
James H. Browning

/s/ Nancy K. Quinn	Director
Nancy K. Quinn

INDEX TO EXHIBITS

Exhibit Number	Description
4.1(a)	Amended and Restated Articles of Incorporation (Incorporated by reference to Exhibit 3.2 of our Quarterly Report on Form 10-Q (Commission File No. 001-32212) for the quarter ended June 30, 2004).
4.1(b)	Certificate of Amendment dated June 1, 2006 (Incorporated by reference to Exhibit 4.2 of our Registration Statement on Form S-3 (Commission File No. 333-139304) filed on December 13, 2006).
4.1(c)	Certificate of Amendment dated June 1, 2010 (Incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K (Commission File No. 001-32212) filed on June 3, 2010).
4.1(d)

Amendment to Articles of Incorporation, dated November 17, 2010 (Incorporated by reference to Exhibit 3.1(d) of our Annual Report on Form 10-K (Commission File No. 001-32212) for the year ended December 31, 2010).

4.1(e)

Amendment to Amended and Restated Articles of Incorporation, dated May 24, 2012 (Incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K (Commission File No. 001-32212) filed on May 29, 2012).

4.2(a)	Amended and Restated Bylaws (Incorporated by reference to Exhibit 3.2 to our Annual Report on Form 10-K (Commission File No. 001-32212) for the year ended December 31, 2012).
4.2(b)	Amendment to the Amended and Restated Bylaws effective May 22, 2013 (Incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K (Commission File No. 001-32212) filed on May 23, 2013).
4.3

Endeavour International Corporation 2014 Long-Term Incentive Plan (Incorporated by reference to Appendix B to the Company’s definitive proxy statement on Schedule 14A (Commission File No. 001-32212) filed on April 17, 2014).

5.1*	Opinion of Woodburn and Wedge.
23.1*	Consent of Independent Registered Public Accounting Firm KPMG LLP.
23.2*	Consent of Independent Registered Public Accounting Firm KPMG LLP.
23.3*	Consent of Independent Registered Public Accounting Firm KPMG LLP.
23.4*	Consent of Independent Registered Public Accounting Firm – Ernst & Young LLP.
23.5*	Consent of Independent Registered Public Accounting Firm – Ernst & Young LLP.
23.6*	Consent of Independent Registered Public Accounting Firm – Ernst & Young LLP.
23.7*	Consent of Netherland, Sewell & Associates, Inc.
23.8*	Consent of Woodburn and Wedge (contained in Exhibit 5.1).
24.1*	Powers of Attorney (included on the signature pages to this registration statement).

_______________________

*Filed herewith.